_________________________________________________________________
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                      ____________________
                            FORM T-1

     STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
      OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

      CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
        TRUSTEE PURSUANT TO SECTION 305(b)(2) __________
                      ____________________

                      BANKERS TRUST COMPANY
       (Exact name of trustee as specified in its charter)

NEW YORK                                      13-4941247
(Jurisdiction of Incorporation or             (J.R.S. Employer
organization if not a U.S. national bank)     Identification no.)


FOUR ALBANY STREET
NEW YORK, NEW YORK                            10006
(Address of principal                         (Zip Code)
executive offices)


                                Bankers Trust Company
                                Legal Department
                                130 Liberty Street, 31st Floor
                                New York, New York 10006
                                (212) 250-2201
       (Name, address and telephone number of agent for service)

                      ____________________

                       HSBC AMERICAS, INC.
       (Exact name of obligor as specified in its charter)


Delaware                                      22-1093160
(State or other jurisdiction of               (I.R.S. employer
Incorporation or organization)                Identification no.)


One Marine Midland Center
Buffalo, New York                             14203
(Address of principal executive offices)      (Zip Code)

                         DEBT SECURITIES
               (Title of the indenture securities)

Item 1.  General Information.

          Furnish the following information as to the trustee.

          (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                   Address
          ____                                   _______

          Federal Reserve Bank (2nd District)    New York, NY
          Federal Deposit Insurance Corporation  Washington, D.C.
          New York State Banking Department      Albany, NY

          (b) Whether it is authorized to exercise corporate trust powers.

               Yes.

Item 2.   Affiliations with Obligor.

          If the obligor is an affiliate of the Trustee, describe each such affiliation.

          None.

Item 3.-15.  Not Applicable

Item 16.  List of Exhibits.

          Exhibit 1 -           Restated Organization Certificate
                                of Bankers Trust Company dated
                                August 7, 1990, Certificate of
                                Amendment of the Organization
                                Certificate of Bankers Trust
                                Company dated June 21, 1995 -
                                Incorporated herein by reference
                                to Exhibit 1 filed with Form T-1
                                Statement, Registration No. 33-
                                65171, and Certificate of
                                Amendment of the Organization
                                Certificate of Bankers Trust
                                Company dated March 21, 1996,
                                copy attached.

          Exhibit 2 -           Certificate of Authority to
                                commence business - Incorporated
                                herein by reference to Exhibit 2
                                filed with Form T-1 Statement,
                                Registration No. 33-21047.

          Exhibit 3 -           Authorization of the Trustee to
                                exercise corporate trust powers -
                                Incorporated herein by reference
                                to Exhibit 2 filed with Form T-1
                                Statement, Registration No. 33-
                                21047.

          Exhibit 4 -           Existing By-Laws of Bankers Trust
                                Company, dated as amended on
                                October 19, 1995 - Incorporated
                                herein by reference to Exhibit 4
                                filed with Form T-1 Statement,
                                Registration No. 33-65171.

          Exhibit 5 -           Not applicable.

          Exhibit 6 -           Consent of Bankers Trust Company
                                required by Section 321(b) of the
                                Act. - Incorporated herein by
                                reference to Exhibit 4 filed with
                                Form T-1 Statement, Registration
                                No. 22-18864.

          Exhibit 7 -           A copy of the latest report of
                                condition of Bankers Trust
                                Company dated as of July 31,
                                1996.

          Exhibit 8 -           Not Applicable.

          Exhibit 9 -           Not Applicable.

                            SIGNATURE


          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 23rd day of October, 1996.

                                BANKERS TRUST COMPANY


                                By:______________________
                                      Terence Rawlins
                                      Assistant Treasurer

                            SIGNATURE


          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 23rd day of October, 1996.


                                BANKERS TRUST COMPANY



                                By:  /s/ Terence Rawlins
                                     ___________________
                                     Terence Rawlins
                                     Assistant Treasurer

Legal Title of Bank:  Bankers Trust Company
Address:              130 Liberty Street
City, State  ZIP:     New York, NY 10006
FDIC Certificate No.: 0  0  6  2  3

Call Date:  6/30/96      ST-BK:  36-4840      FFIEC 031
Vendor ID:  D            CERT:   00623        Page RC-I
                                              11

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks June 30, 1996

All schedules are to be reported in thousands of dollars.
Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC-Balance Sheet

                                                     C400
        Dollar Amounts in Thousands        RCFD  Bil Mil Thou
________________________________________________________________
ASSETS
 1.  Cash and balance due from
     depository institutions (from
     Schedule RC-A):
     a.  Noninterest-bearing balances
         and currency and coin(1).......    0081  1,631,000 1.a.
     b.  Interest-bearing balances(2)...    0071  2,066,000 1.b.
2.   Securities:
     a.  Held-to-maturity securities
         (from Schedule RC-B, column A).    1754          0 2.a.
     b.  Available-for-sale securities
         (from Schedule RC-B, column D).    1773  3,761,000 2.b.
3.   Federal funds sold and securities
     purchased under agreements to resell
     in domestic offices of the bank and
     of its Edge and Agreement subsidiaries,
     and in IBFs:
     a.  Federal funds sold.............    0276  5,162,000 3.a.
     b.  Securities purchased under
         agreements to resell...........    0277  4,192,000 3.b.
4.   Loans and lease financing receivables:
     a.  Loans and leases, net of unearned
         income (from Schedule RC-C)...RCFD 2122 24,849,000 4.a.
     b.  LESS:  Allowance for loan and
         lease losses..................RCFD 3123    923,000 4.b.
     c.  LESS:  Allocated transfer
         risk reserve..................RCFD 3128          0 4.c.
     d.  Loans and leases, net of unearned
         income, allowance, and reserve
         (item 4.a minus 4.b and 4.c)...    2125 23,926,000 4.d.
5.   Assets held in trading accounts....    3545 33,052,000 5.
6.   Premises and fixed assets
     (including capitalized leases).....    2145    858,000 6.
7.   Other real estate owned (from
     Schedule RC-M).....................    2150    216,000 7.
8.   Investments in unconsolidated
     subsidiaries and associated
     companies (from Schedule RC-M).....    2130    271,000 8.
9.   Customers' liability to this bank
     on acceptances outstanding.........    2155    572,000 9.
10.  Intangible assets (from Schedule
     RC-M)..............................    2143     18,000 10.
11.  Other assets (from Schedule RC-F)..    2160  7,612,000 11.
12.  Total assets (sum of items 1
     through 11)........................    2170 83,337,000 12.
                                            ___________________

_______________

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:  Bankers Trust Company
Address:              130 Liberty Street
City, State, Zip:     New York, NY 10006
FDIC Certificate No.: 0  0  6  2  3

Call Date:     6/30/96          ST-BK:  36-4840   FFIEC  031
Vendor ID:     D                CERT:   00623     Page RC-2
                                                  12

Schedule RC - Continued

                    Dollar Amounts in Thousands          Bil Mil Thou
_______________________________________________________________________________
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum
         of totals of columns A
         and C from Schedule RC-E,
         part 1)                                   RCON 2200    9,040,000
      (1) Noninterest-
          bearing(1)   RCON 6631  3,569,000
      (2) Interest-bearing..
                       RCON 6636  5,471,000
     b.  In foreign office, Edge and Agreement
         subsidiaries, and IBFs (from
         Schedule RC-E part II)             RCFN 2200   19,648,000        13.b.
      (1) Noninterest-
          bearing      RCFN 6631    494,000
      (2) Interest-bearing
                       RCFN 6636  19,154,000
14.  Federal funds purchased and securities
     sold under agreements to repurchase in
     domestic offices of the bank and of its
     Edge and Agreement subsidiaries, and in
     IBFs;
     a.  Federal funds purchased............      RCFD 0278     2,564,000
     b.  Securities sold under agreements
         to repurchase...................... RCFD 0279     790,000       14.b.
15.  a.  Demand notes issued to the
         U.S. Treasury......................      RCON 2840             0
     b.  Trading liabilities................ RCFD 3548  18,177,000       15.b.
16.  Other borrowed money:
     a.  With original maturity of one year
         or less............................ RCFD 2332  16,421,000       16.a.
     b.  With original maturity of more
         than one year...................... RCFD 2333   3,388,000       16.b.
17.  Mortgage indebtedness and obligations
     under capitalized leases............... RCFD 2910      31,000       17.
18.  Bank's liability on acceptances
     executed and outstanding...............      RCFD 2920     572,000
19.  Subordinated notes and debentures......      RCFD 3200   1,227,000
20.  Other liabilities (from Schedule RC-G).      RCFD 2930   6,911,000
21.  Total liabilities (sum of items 13
     through 20)............................ RCFD 2948 78,769,000        21.
22.  Limited-life preferred stock and
     related surplus........................      RCFD 3282           0
EQUITY CAPITAL
23.  Perpetual preferred stock and
     related surplus........................      RCFD 3838     500,000
24.  Common stock...........................      RCFD 3230   1,002,000
25.  Surplus (exclude all surplus related
     to preferred stock)....................      RCFD 3839     528,000
26.  a.  Undivided profits and capital
         reserves                                 RCFD 3632   2,915,000
     b.  Net unrealized holding gains
         (losses) on available-for-sale
         securities......................... RCFD 8434 (    5,000)       26.b.
27.  Cumulative foreign currency
     translation adjustments................ RCFD 3284 (  372,000)       27.
28.  Total equity capital (sum of items
     23 through 27)......................... RCFD 3210  4,568,000        28.
29.  Total liabilities, limited-life
     preferred stock, and equity capital
     (sum of Items 21, 22, and 28)           RCFD 3300 83,337,000        29.
                                             _______________________________

Memorandum
To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of
     the statement below that best describes the
     most comprehensive level of auditing work
     performed for the bank by independent external                 Number
     auditors as of any date during 1995............RCFD   6724        2

1 - Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 - Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 - Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 - Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 -  Review of the bank's financial statements by external auditors
6 -  Compilation of the bank's financial statements by external auditors
7 -  Other audit procedures (excluding tax preparation work)
8 -  No external audit work

_______________
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                              State of New York,

                              Banking Department

         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under
Section 8005 of the Banking Law," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,670 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.


Witness, my hand and official seal of the Banking Department at the City of New York,

                    this 21st day of March in the Year of Our Lord one thousand nine hundred and ninety-six


                                       Peter M. Philbin
                                ------------------------------
                                Deputy Superintendent of Banks

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                           ORGANIZATION CERTIFICATE

                               OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, so hereby certify:

     1.  The name of the  corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of share into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

           "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), Divided into Eighty-Five Million , One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven ($5,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III.   The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March, 1996.

                                James T. Byrne
                                ---------------
                                James T. Byrne
                                Managing Director

                                Lea Lahtinen
                                ---------------
                                Lea Lahtinen
                                Assistant Secretary

State of New York     )
                      )  ss:
County of New York  )

     Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                Lea Lahtinen
                                ----------------
                                Lea Lahtinen


Sworn to before me this 20th day
of March, 1996.


     Sandra L. West
--------------------
     Notary Public

     SANDRA L. WEST                         Counterpart filed in
Notary Public of New York                   Office of the Super-
     No. 31-4942101                         intendant of Banks,
Qualified in New York County                State of New York,
Commission Expires September 19, 1996       This 21st day of
                                            March , 1996